UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

November 26, 2007
Date of Report

November 23, 2007
(Date of Earliest Event Reported)

RADIAL ENERGY INC.
(Exact name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-113726 (Commission File Number)	72-1580091 (I.R.S. Employer Identification No.)

225 Marine Drive, Suite 210
Blaine, Washington 98230
(Address of Principal Executive Offices)

Tel: (360) 332-0905
(Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 23, 2007, Radial Energy Inc. (the “Company”) entered into an Assignment Agreement (the “Agreement”) with Coach Capital, LLC, a Delaware limited liability company (“Coach”). Under the terms of the Agreement, the Company agreed to assign to Coach all of its rights and interest to certain agreements, licenses, concessions and assets with Compania Consultora de Petroleo S.A. and Ziegler-Peru, Inc., including its 23% interest in the Lote 100 Block project in the Republic of Peru (the “Interests”), in consideration for (i) the settlement of all liabilities and obligations owed to Coach by the Company pursuant to those certain note purchase agreement, and secured convertible promissory note in the principal amount of $1,200,000 both dated June 11, 2007, between the Company and Coach; and (ii) the assumption by Coach of all the Company’s obligations to Ziegler-Peru, Inc. in the agreements underlying the Interests, including payment of up to $250,000 to Ziegler-Peru, Inc.

For more information, see Assignment Agreement attached hereto as Exhibit 10.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10.1    Assignment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAL ENERGY INC.

By: /s/ Gregory Leigh Lyons
Gregory Leigh Lyons, President

Dated: November 26, 2007